                                                     Filed Pursuant to Rule 433
                                                    Registration No. 333-135464

The issuer has filed a Market-Making Prospectus with the U.S. Securities and Exchange Commission (SEC) for the public offering of the issuer's 7.50% senior notes due 2016, which closed on July 26, 2006. Goldman, Sachs & Co. is continuing to make a market in the senior notes pursuant to the Market-Making Prospectus. Before you invest in the issuer's senior notes, you should read the Market-Making Prospectus and other documents the issuer has filed with the SEC for more complete information about the issuer and an investment in its senior notes. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may obtain a copy of the Market-Making Prospectus if you so request by calling Goldman, Sachs & Co. toll-free at 1-866-471-2526.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 26, 2006
                                                           -------------

                  Allied World Assurance Company Holdings, Ltd
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Bermuda                      001-32938                98-0481737
----------------------------        ----------------         ------------------
(State or other jurisdiction        (Commission File           (IRS Employer
     of incorporation)                  Number)              Identification No.)

                 43 Victoria Street
                 Hamilton, Bermuda                                 HM 12
----------------------------------------------------         ------------------
      (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:    (441) 278-5400
                                                       --------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

     On July 26, 2006, Allied World Assurance Company Holdings, Ltd (the "Company") entered into an indenture (the "Indenture"), by and among the Company, as Issuer, and The Bank of New York, as Trustee (the "Trustee"). On the same date, the Company and the Trustee also entered into a first supplemental indenture (the "First Supplemental Indenture") relating to the issuance of the Company's 7.50% Senior Notes due 2016. Copies of the Indenture and the First Supplemental Indenture are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

    Exhibit No.     Description
    -----------     -----------
       99.1         Indenture, dated as of July 26, 2006, by and between Allied
                    World Assurance Company Holdings, Ltd, as Issuer, and The
                    Bank of New York, as Trustee.

       99.2 First Supplemental Indenture, dated as of July 26, 2006, by and between Allied World Assurance Company Holdings, Ltd, as Issuer, and The Bank of New York, as Trustee.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ALLIED WORLD ASSURANCE
                                             COMPANY HOLDINGS, LTD


Date: August 1, 2006                         By: /s/ Wesley D. Dupont
                                                 ------------------------------
                                                 Name:  Wesley D. Dupont
                                                 Title: Senior Vice President &
                                                        General Counsel

                                INDEX TO EXHIBITS

Exhibit No.         Description
-----------         -----------
   99.1             Indenture, dated as of July 26, 2006, by and between Allied
                    World Assurance Company Holdings, Ltd, as Issuer, and The
                    Bank of New York, as Trustee.

   99.2 First Supplemental Indenture, dated as of July 26, 2006, by and between Allied World Assurance Company Holdings, Ltd, as Issuer, and The Bank of New York, as Trustee.

                                                                    EXHIBIT 99.1

================================================================================

                  ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD,

                                   as Issuer,

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee

                                   ----------

                                    INDENTURE

                               Dated July 26, 2006

                                   ----------

                             Senior Debt Securities

================================================================================

          Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of July 26, 2006.

Trust Indenture
  Act Section                                                  Indenture Section
---------------                                                -----------------
 Section 310(a).............................................     609
            (b).............................................     608, 610
            (c).............................................     Not Applicable
 Section 311(a).............................................     613
            (b).............................................     613
            (c).............................................     Not Applicable
 Section 312(a).............................................     701,702
            (b).............................................     702
            (c).............................................     702
 Section 313(a).............................................     703(a)
            (b).............................................     703(b)
            (c).............................................     703(b)
            (d).............................................     703(b) and (c)
 Section 314(a).............................................     704
            (b).............................................     Not Applicable
            (c).............................................     102
            (d).............................................     Not Applicable
            (e).............................................     102
            (f).............................................     Not Applicable
 Section 315(a).............................................     601
            (b).............................................     602, 703(b)
            (c).............................................     601(b)
            (d).............................................     601(c)
            (e).............................................     514
 Section 316(a)(1)..........................................     512,513
            (b).............................................     508
            (c).............................................     104(d)
 Section 317(a)(1)..........................................     503
            (a)(2)..........................................     504
            (b).............................................     1003
 Section 318(a).............................................     107

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE ONE        DEFINITIONS AND OTHER PROVISIONS OF GENERAL
                   APPLICATION...........................................     1
   SECTION 101.    Definitions...........................................     1
   SECTION 102.    Compliance Certificates and Opinions..................     6
   SECTION 103.    Form of Documents Delivered to Trustee................     7
   SECTION 104.    Acts of Holders.......................................     7
   SECTION 105.    Notices, Etc., to Trustee and Company.................     8
   SECTION 106.    Notice to Holders; Waiver.............................     9
   SECTION 107.    Conflict with Trust Indenture Act.....................     9
   SECTION 108.    Effect of Headings and Table of Contents..............     9
   SECTION 109.    Successors and Assigns................................     9
   SECTION 110.    Severability Clause...................................    10
   SECTION 111.    Benefits of Indenture.................................    10
   SECTION 112.    GOVERNING LAW.........................................    10
   SECTION 113.    Legal Holidays........................................    10
   SECTION 114.    References to Currency................................    10
   SECTION 115.    Agent for Service; Submission to Jurisdiction; Waiver
                   of Immunities.........................................    10
   SECTION 116.    Judgment Currency.....................................    11
   SECTION 117.    Waiver of Jury Trial..................................    11
   SECTION 118.    Force Majeure.........................................    12

ARTICLE TWO        SECURITY FORMS........................................    12
   SECTION 201.    Forms Generally.......................................    12
   SECTION 202.    Form of Trustee's Certificate of Authentication.......    12
   SECTION 203.    Securities Issuable in the Form of a Global Security..    13

ARTICLE THREE      THE SECURITIES........................................    15
   SECTION 301.    Amount Unlimited; Issuable in Series..................    15
   SECTION 302.    Denominations.........................................    17
   SECTION 303.    Execution, Authentication, Delivery and Dating........    17
   SECTION 304.    Temporary Securities..................................    18
   SECTION 305.    Registration, Registration of Transfer and Exchange...    19
   SECTION 306.    Mutilated, Destroyed, Lost and Stolen Securities......    20
   SECTION 307.    Payment of Interest; Interest Rights Preserved........    20
   SECTION 308.    Persons Deemed Owners.................................    21
   SECTION 309.    Cancellation..........................................    22
   SECTION 310.    Computation of Interest...............................    22
   SECTION 311.    CUSIP and ISIN Numbers................................    22

ARTICLE FOUR       SATISFACTION AND DISCHARGE............................    22
   SECTION 401.    Satisfaction and Discharge of Indenture...............    22
   SECTION 402.    Application of Trust Funds; Indemnification...........    24
   SECTION 403.    Defeasance and Discharge of Indenture.................    24
   SECTION 404.    Defeasance of Certain Obligations.....................    25
   SECTION 405.    Reinstatement.........................................    27

ARTICLE FIVE       REMEDIES..............................................    27
   SECTION 501.    Events of Default.....................................    27
   SECTION 502.    Acceleration of Maturity; Rescission and Annulment....    28
   SECTION 503.    Collection of Indebtedness and Suits for Enforcement
                   by Trustee............................................    29
   SECTION 504.    Trustee May File Proofs of Claim......................    30
   SECTION 505.    Trustee May Enforce Claims Without Possession of
                   Securities............................................    31
   SECTION 506.    Application of Money Collected........................    31
   SECTION 507.    Limitation on Suits...................................    31
   SECTION 508.    Unconditional Right of Holders to Receive Principal,
                   Premium, Interest and Additional Amounts..............    32
   SECTION 509.    Restoration of Rights and Remedies....................    32
   SECTION 510.    Rights and Remedies Cumulative........................    32
   SECTION 511.    Delay or Omission Not Waiver..........................    32
   SECTION 512.    Control by Holders....................................    33
   SECTION 513.    Waiver of Past Defaults...............................    33
   SECTION 514.    Undertaking for Costs.................................    33
   SECTION 515.    Waiver of Stay or Extension Laws......................    34

ARTICLE SIX        THE TRUSTEE...........................................    34
   SECTION 601.    Certain Duties and Responsibilities...................    34
   SECTION 602.    Notice of Defaults....................................    35
   SECTION 603.    Certain Rights of Trustee.............................    36
   SECTION 604.    Not Responsible for Recitals or Issuance of
                   Securities............................................    37
   SECTION 605.    May Hold Securities...................................    37
   SECTION 606.    Money Held in Trust...................................    37
   SECTION 607.    Compensation and Reimbursement........................    37
   SECTION 608.    Disqualification; Conflicting Interests...............    38
   SECTION 609.    Corporate Trustee Required; Eligibility...............    38
   SECTION 610.    Resignation and Removal; Appointment of Successor.....    39
   SECTION 611.    Acceptance of Appointment by Successor................    40
   SECTION 612.    Merger, Conversion, Consolidation or Succession to
                   Business..............................................    41
   SECTION 613.    Preferential Collection of Claims Against Company.....    41

ARTICLE SEVEN      HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY.....    42
   SECTION 701.    Company to Furnish Trustee Names and Addresses of
                   Holders...............................................    42
   SECTION 702.    Preservation of Information; Communications to
                   Holders...............................................    42
   SECTION 703.    Reports by Trustee....................................    42
   SECTION 704.    Reports by Company....................................    43

ARTICLE EIGHT      SUCCESSOR CORPORATION.................................    43
   SECTION 801.    When Company May Merge or Transfer Assets.............    43

ARTICLE NINE       AMENDMENTS & SUPPLEMENTAL INDENTURES..................    44
   SECTION 901.    Amendments or Supplemental Indentures without Consent
                   of Holders............................................    44
   SECTION 902.    Amendments or Supplemental Indentures with Consent of
                   Holders...............................................    45
   SECTION 903.    Execution of Supplemental Indentures..................    46
   SECTION 904.    Effect of Supplemental Indentures.....................    46
   SECTION 905.    Conformity with Trust Indenture Act...................    46
   SECTION 906.    Reference in Securities to Supplemental Indentures....    47

ARTICLE TEN        COVENANTS.............................................    47
   SECTION 1001.   Payment of Principal, Premium, Interest and Additional
                   Amounts...............................................    47
   SECTION 1002.   Maintenance of Office or Agency.......................    47
   SECTION 1003.   Money or Securities; Payments to Be Held in Trust.....    48
   SECTION 1004.   Statement by Officers as to Default...................    49
   SECTION 1005.   Waiver of Certain Covenants...........................    49

ARTICLE ELEVEN     REDEMPTION OF SECURITIES..............................    50
   SECTION 1101.   Applicability of Article..............................    50
   SECTION 1102.   Election to Redeem; Notice to Trustee.................    50
   SECTION 1103.   Selection by Trustee of Securities to Be Redeemed.....    50
   SECTION 1104.   Notice of Redemption..................................    51
   SECTION 1105.   Deposit of Redemption Price...........................    52
   SECTION 1106.   Securities Payable on Redemption Date.................    52
   SECTION 1107.   Securities Redeemed in Part...........................    52

ARTICLE TWELVE     SINKING FUNDS.........................................    53
   SECTION 1201.   Applicability of Article..............................    53
   SECTION 1202.   Satisfaction of Sinking Fund Payments with
                   Securities............................................    53
   SECTION 1203.   Redemption of Securities for Sinking Fund.............    53

          INDENTURE, dated July 26, 2006 between Allied World Assurance Company Holdings, Ltd, a Bermuda company (herein called the "COMPANY"), having its principal office at 43 Victoria Street, Hamilton HM 12, Bermuda, and The Bank of New York, a New York banking corporation, as trustee hereunder (herein called the "TRUSTEE").

                             RECITALS OF THE COMPANY

          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the "SECURITIES"), to be issued in one or more series as in this Indenture provided.

          All things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101. Definitions.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

          (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision; and

          (5) all references used herein to the male gender shall include the female gender.

          "ACT" when used with respect to any Holder, has the meaning specified in Section 104.

          "ADDITIONAL AMOUNTS" means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes, assessments or other governmental charges imposed on Holders specified therein and which are owing to such Holders.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "BOARD OF DIRECTORS" means either the board of directors (or the functional equivalent thereof) of the Company or any duly authorized committee of that board duly authorized to act hereunder.

          "BOARD RESOLUTION" means a copy of a resolution, certified by the secretary or an assistant secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.

          "BUSINESS DAY" means, with respect to any Securities, a day that in the City of New York or in any Place of Payment is not a day on which banking institutions are authorized by law or regulation to close.

          "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including preferred stock, but excluding any debt securities convertible into such equity.

          "CERTIFICATED SECURITIES" means Securities that are in registered definitive form.

          "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "COMMON SHARES" means the common shares, $0.03 par value per share, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such common shares shall be reclassified or changed.

          "COMPANY" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by its chairman of the Board of Directors, a vice chairman, its president or a vice president, and by its treasurer, an assistant treasurer, its secretary or an assistant secretary, and delivered to the Trustee.

          "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered, which office, at the time of the execution of this Indenture, is located at 101 Barclay Street, Fl.8W, New York, NY- 10289, Attention: Corporate Trust Administration.

          "DEFAULTED INTEREST" has the meaning specified in Section 307.

          "DEPOSITARY" means, unless otherwise specified by the Company pursuant to either Section 203 or 301, with respect to Securities of any series issuable or issued as a Global Security, The Depository Trust Company, New York, New York, or any successor thereto registered under the Exchange Act of 1934 or other applicable statute or regulation.

          "EVENT OF DEFAULT" has the meaning specified in Section 501.

          "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

          "GLOBAL SECURITY" means a Security issued to evidence all or a part of any series of Securities which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee.

          "HOLDER" means a Person in whose name a Security is registered in the Security Register.

          "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more amendments or indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 301.

          "INTEREST PAYMENT DATE" when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

          "LIEN" means any mortgage, pledge, lien, security interest or other encumbrance.

          "MATURITY" when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "OFFICERS' CERTIFICATE" means a certificate signed by (i) the chairman of the board, the president or a vice president, and (ii) by the principal financial officer, a vice president, the treasurer, an assistant treasurer, the secretary or an assistant secretary, of the Company, and delivered to the Trustee.

          "OPINION OF COUNSEL" means written opinion of counsel, who may be counsel for the Company.

          "ORIGINAL ISSUE DISCOUNT SECURITY" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

          "OUTSTANDING" when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Securities for whose payment or redemption money or evidences of indebtedness in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (iii) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor. In case of a dispute as to such right, any decision by the Trustee shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above-described Persons; and, subject to Section 601, the Trustee shall be entitled to accept such

Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purposes of any such determination.

          "PAYING AGENT" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

          "PERSON" means any individual, corporation, exempted limited company, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "PLACE OF PAYMENT" when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified pursuant to Section 301.

          "PREDECESSOR SECURITY" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          "REDEMPTION DATE" when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "REDEMPTION PRICE" when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

          "RESPONSIBLE OFFICER" when used with respect to the Trustee, means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters with respect to this Indenture.

          "SECURITIES" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

          "SECURITY REGISTER" and "SECURITY REGISTRAR" have the respective meanings specified in Section 305.

          "SPECIAL RECORD DATE" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

          "STATED MATURITY" when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

          "SUBSIDIARY" means, with respect to any Person:

          (i) any corporation or company a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person (a "subsidiary"), by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person;

          (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership; or

          (iii) any partnership, limited liability company or other Person in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination, have (a) at least a majority ownership interest or the power to elect or appoint or (b) direct the election or appointment of the managing partner or member of such Person or, if applicable, a majority of the directors or other governing body of such Person.

          "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended, and in force at the date as of which this instrument was executed, except as provided in Section 905.

          "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at anytime there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

          "U.S. GOVERNMENT OBLIGATIONS" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company which is a member of the Federal Reserve System and having a combined capital and surplus of at least $50,000,000 as custodian with respect to any such obligation evidenced by such depository receipt or a specific payment of interest on or principal of any such obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the obligation set forth in (i) or (ii) above or the specific payment of interest on or principal of such obligation evidenced by such depository receipt.

SECTION 102. Compliance Certificates and Opinions.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and, where appropriate as to matters of law, an

Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

          (4) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters is erroneous. Any certificate of counsel or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" or "Acts" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in any reasonable manner which the Trustee deems sufficient.

          (c) The ownership of Securities shall be proved by the Security Register.

          (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act maybe given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities shall be computed as of such record date; provided, however, that no such authorization, agreement or consent by such Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105. Notices, Etc., to Trustee and Company.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, to the attention of the general counsel of the Company.

SECTION 106. Notice to Holders; Waiver.

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other case it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107. Conflict with Trust Indenture Act.

          If any provision hereof limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.

SECTION 108. Effect of Headings and Table of Contents.

          The article and section headings herein and the table of contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns.

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110. Severability Clause.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture.

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. GOVERNING LAW.

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 113. Legal Holidays.

          In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest, principal (and premium, if any) or any Additional Amounts need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue on the amount payable on such date or at such date for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such next succeeding Business Day.

SECTION 114. References to Currency.

          All references in this Indenture to "dollars" or "$" are to the currency of the United States of America.

SECTION 115. Agent for Service; Submission to Jurisdiction; Waiver of
Immunities.

          By the execution and delivery of this Indenture, the Company (i) acknowledges that it has, by separate written instrument, designated and appointed CT Corporation System (the "PROCESS AGENT"), 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States, as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Securities or this Indenture that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that the Process Agent has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit, action or proceeding and (iii) agrees that service of process upon the Process Agent and written notice of said service to it at its principal office in accordance with Section 105 hereof), shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as the Securities shall be outstanding; provided that the Company may (and shall, to the extent the Process Agent ceases to be able to be served on the basis contemplated herein) by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (a) counsel for the Company or (b) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Company appointed and acting in accordance with this Section.

          To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

SECTION 116. Judgment Currency.

          The Company hereby agrees to indemnify the Trustee and each Holder against any loss incurred by any of them as a result of any judgment or order being given or made for any amount due under this Indenture or the Securities and such judgment or order being expressed and paid in a currency (the "JUDGMENT CURRENCY") other than U.S. dollars and as result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which any such Person on the date of payment of such judgment or order is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Person. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

SECTION 117. Waiver of Jury Trial.

          EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 118. Force Majeure.

          In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

                                   ARTICLE TWO

                                 SECURITY FORMS

SECTION 201. Forms Generally.

          The Securities of each series shall be in substantially the forms established in one or more indentures supplemental hereto or approved from time to time by or pursuant to a Board Resolution in accordance with Section 301, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and any indenture supplemental hereto, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or securities regulatory authority or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the secretary or an assistant secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

          The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202. Form of Trustee's Certificate of Authentication.

          The Trustee's certificate of authentication required by this Article shall be in substantially the form set forth below and executed by the Trustee by manual signature.

          "This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture."

Dated:
       ------------------------------

                                        The Bank of New York, as Trustee


                                        By:
                                            ------------------------------------
                                                     Authorized Officer"

SECTION 203. Securities Issuable in the Form of a Global Security.

          (a) If the Company shall establish pursuant to Sections 201 and 301 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section 303 and the Company Order delivered to the Trustee thereunder, authenticate and deliver, such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Securities of such series to be represented by such Global Security or Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee to the Depositary or its custodian or pursuant to the Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (II) BY A NOMINEE OF THE DEPOSITARY OR THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

          (b) Notwithstanding any other provision of this Section or of Section 305, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Securities, a Global Security may be transferred, in whole but not in part and in the manner provided in
Section 305, only to another nominee of the Depositary for such Global Security, or to a successor Depositary for such Global Security selected or approved by the Company or to a nominee of such successor Depositary.

          (c) (i) If at any time the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for the Securities for such series shall no longer be eligible or in good standing under the Exchange Act or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute a

Company Order for the authentication and delivery of individual Securities of such series in exchange for such Global Security, and the Trustee, upon receipt of such Company Order, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

          (ii) If an Event of Default shall have occurred and be continuing or an event shall have occurred which with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Securities represented by such Global Security, the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

          (iii) The Company may at any time and in its sole discretion determine that the Securities of any series issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities representing such series to be so exchanged for such Global Security or Securities.

          (iv) If specified by the Company pursuant to Section 301 with respect to Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and deliver, without service charge, (1) to each Person specified by such Depositary a new Security or Securities of the same series of like tenor and terms and of any authorized denomination of $1,000 and any integral multiple thereof as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and (2) to such Depositary a new Global Security of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

          (v) In any exchange provided for in any of the preceding four paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form in authorized denominations of $1,000 and any integral multiple thereof. Upon the exchange of a Global Security for individual Securities, such Global Security shall be cancelled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

                                 ARTICLE THREE

                                 THE SECURITIES

SECTION 301. Amount Unlimited; Issuable in Series.

          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

          The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

          (1) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 203, 304, 305, 306, 906 or 1107);

          (2) the date or dates on which the principal of the Securities of the series is payable;

          (3) the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on the Interest Payment Date;

          (4) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (5) the period or periods within which, the price or prices or ratios at which and the terms and conditions upon which Securities of the series may be redeemed, converted or exchanged, in whole or in part;

          (6) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

          (7) if other than the full principal amount, the portion of the principal amount of Securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy;

          (8) any events of default not set forth in this Indenture;

          (9) the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any), interest, if any, and any Additional Amounts, on such Securities shall be payable (if other than the currency of the United States of

     America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;

          (10) if the principal of (and premium, if any), interest, if any, or any Additional Amounts on such Securities is to be payable, at the election of the Company or any Holder thereof, in a coin or currency other than that in which such Securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;

          (11) whether interest will be payable in cash or additional Securities at the Company's or the Holders' option and the terms and conditions upon which the election may be made;

          (12) if such Securities are to be denominated in a currency or currencies, including composite currencies, other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of Holders of such Securities as Outstanding Securities under this Indenture;

          (13) if the amount of payments of principal of (and premium, if any), or portions thereof, or interest, if any, or any Additional Amounts, on such Securities may be determined with reference to an index, formula or other method based on a coin or currency other than that in which such Securities are stated to be payable, the manner in which such amounts shall be determined;

          (14) any restrictive covenants or other material terms relating to the offered Securities, which covenants and terms shall not be inconsistent with the provisions of this Indenture;

          (15) whether the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities; the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Securities; and the Depositary for such Global Security or Securities;

          (16) any listing of such Securities on any securities exchange;

          (17) additional or alternative provisions, if any, related to defeasance and discharge of the offered Securities;

          (18) the applicability of any guarantees;

          (19) if convertible into Common Shares, the terms on which such Securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such Common Shares for purposes of conversion;

          (20) provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

          (21) each initial Place of Payment; and

          (22) any other terms of the series, which terms shall not be inconsistent with the provisions of this Indenture.

          All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers' Certificate or in any such indenture supplemental hereto.

          If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the secretary or an assistant secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the Securities of any series.

SECTION 302. Denominations.

          The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by
Section 301. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 303. Execution, Authentication, Delivery and Dating.

          The Securities shall be executed on behalf of the Company by either its chairman of the Board of Directors, a vice chairman, its president or one of its vice presidents, under its corporate seal reproduced thereon attested by its secretary or one of its assistant secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, or by one or more indentures supplemental hereto as provided by Section 901, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be provided with, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating

          (a) that such form has been established in conformity with the provisions of this Indenture;

          (b) that such terms have been established in conformity with the provisions of this Indenture;

          (c) that this Indenture and such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles;

          (d) that all laws and requirements in respect of the execution and delivery by the Company of the Securities have been complied with; and

          (e) such other matters as the Trustee may reasonably request.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

          Each Security shall be dated the date of its authentication unless otherwise provided by the terms established and contemplated by Section 301.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

SECTION 304. Temporary Securities.

          Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

          If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

SECTION 305. Registration, Registration of Transfer and Exchange.

          The Company shall cause to be kept at one of its offices or agencies maintained pursuant to Section 1002 or at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "SECURITY REGISTER") in which, subject to
Section 203 and to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee initially is hereby appointed "SECURITY REGISTRAR" for the purpose of registering Securities and transfers of Securities as herein provided. The Company may act as Security Registrar and may change or appoint a Security Registrar without prior notice to Holders or to the Trustee.

          Subject to Section 203, upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

          Subject to Section 203, at the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange; the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

          All Securities issued upon any registration or transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 203, 304, 906 or 1107 not involving any transfer.

          The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption (under Section 1103) and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

          If there shall be delivered to the Company and the Trustee (i)(A) any mutilated Security or (B) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to hold each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for such mutilated Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for such mutilated Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. Payment of Interest; Interest Rights Preserved.

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

          Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment (which proposed payment date shall be not less than 20 days after the Company's written notice to the Trustee, unless the Trustee and the Company shall agree otherwise), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix the Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security lawfully delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carved by such other Security.

SECTION 308. Persons Deemed Owners.

          The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309. Cancellation.

          All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. The Trustee shall dispose of cancelled Securities in accordance with its customary procedures, and, if so requested by the Company in writing, deliver a certificate of such disposal to the Company.

SECTION 310. Computation of Interest.

          Except as otherwise specified as contemplated by Section 301 for the Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 311. CUSIP and ISIN Numbers.

          The Company in issuing the Securities may use "CUSIP" and "ISIN" numbers (if then generally in use), and the Trustee shall use CUSIP or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders and no representation shall be made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture.

          This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities (except with respect to Sections 304, 305, 306, 402, 405, 606, 607, 608, 609, 610, 611, 612, 613, 701, 702, 1002
and 1003 and Article Twelve, in each case, to the extent such Section or Article relates to such series of Securities, which Sections and Article shall survive until no Securities of such series are Outstanding), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to any series of Securities, on the first date when

          (1) either

               (A) all Securities of such series theretofore authenticated and delivered (other than (i) Securities of such series which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section
          1003) have been delivered to the Trustee for cancellation; or

               (B) all such Securities not theretofore delivered to the Trustee for cancellation

                    (i) have become due and payable, or

                    (ii) will become due and payable at their Stated Maturity
               within one year, or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

          and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose

                    (i) money in U.S. dollars (or if the Securities are
               denominated in a currency other than U.S. dollars, an amount of the applicable currency) in an amount sufficient, or

                    (ii) (a) U.S. Government Obligations which through the
               payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in subclause (B) of this subparagraph money in an amount, or (b) a combination of such money and such U.S. Government Obligations, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any), interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) if all series of Securities are being discharged, the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate (upon which the Trustee may conclusively rely) stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, and, if money or U.S. Government Obligations shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the next to last paragraph of Section 1003, shall survive such satisfaction and discharge.

SECTION 402. Application of Trust Funds; Indemnification.

          (a) Subject to the provisions of the next to last paragraph of Section 1003, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 401, 403 or 404 and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to
Section 401, 403 or 404 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Section 403 or 404, but such money need not be segregated from other funds except to the extent required by law.

          (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 401, 403 or 404, or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

          (c) The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or money held by it as provided in Section 401, 403 or 404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such obligations or money were deposited or received.

SECTION 403. Defeasance and Discharge of Indenture.

          The Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities on the first date all the conditions set forth in the proviso below are satisfied, and the provisions of this Indenture, as it relates to such Outstanding Securities, shall no longer be in effect (and the Trustee, at the expense of the Company, shall at Company Request, execute proper instruments acknowledging the same), except as to:

          (a) the rights of Holders of Securities to receive, from the trust funds described in subparagraph (1) hereof, (i) payment of the principal of (and premium, if any) and each installment of principal of (and premium, if any), interest or any Additional Amounts on the Securities on the Stated Maturity of such principal or installment of principal, interest or any Additional Amounts on a Redemption Date and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities;

          (b) the Company's obligations with respect to such Securities under Sections 304, 305, 306, 402, 405, 701, 702, 1002 and 1003; and

          (c) the obligations of the Company to the Trustee under Section 607, provided that the following conditions shall have been satisfied:

          (1) the Company has or caused to be irrevocably deposited (except as provided in Section 402) with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities,

          (i) money in U.S. Dollars (or if the Securities are denominated in a currency other than U.S. dollars, an amount of the applicable currency) in an amount sufficient, or

          (ii) (a) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in clause (A) or (B) of this subparagraph money in an amount, or (b) a combination of such money and such U.S. Government Obligations, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (A) the principal of (and premium, if any) and each installment of principal of (and premium, if any) and interest on the Outstanding Securities on the Stated Maturity of such principal or installment of principal or interest or on the applicable Redemption Date and (B) any mandatory sinking fund payments applicable to the Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of the Securities;

          (2) such deposit shall not cause the Trustee with respect to the Securities to have a conflicting interest for purposes of the Trust Indenture Act with respect to the Securities;

          (3) such deposit will not result in a breach or violation of, or constitute a default under, any applicable laws or any material agreement, or instrument to which the Company is a party or by which it is bound other than a default arising as a result of Liens incurred on the stock of any subsidiary of the Company to secure borrowings providing funds for the deposit referred to in subparagraph (1) of this Section;

          (4) no Event of Default or event which with notice or lapse of time would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit; and

          (5) if the deposit referred to in subparagraph (1) of this section is to be made on or prior to one year from the Stated Maturity for payment of principal of the Outstanding Securities, the Company has delivered to the Trustee an Opinion of Counsel with no material qualifications or a favorable ruling of the Internal Revenue Service, in either case to the effect that Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

SECTION 404. Defeasance of Certain Obligations.

          If this section is specified to be applicable to Securities of any series as set forth in an indenture supplemental hereto or Board Resolution with respect to such series, the Company may omit to comply with any term, provision or condition set forth in the sections of this Indenture or such Security with respect to the Securities of that series ("COVENANT DEFEASANCE") if:

          (i) with reference to this section, the Company has deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of that series,

          (1) money in U.S. dollars (or if the Securities are denominated in a currency other than U.S. dollars, an amount of the applicable currency) in an amount sufficient, or

          (2) (a) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in clause (A) or (B) of this subparagraph money in an amount, or (b) a combination of such money and such U.S. Government Obligation, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (A) the principal of (and premium, if any) and each installment of principal (and premium, if any), interest on the Outstanding Securities of that series on the Stated Maturity of such principal or installment of principal or interest and (B) any mandatory sinking fund payments or analogous payments applicable to Securities of such series on the day on which such payments are due and payable in accordance with the terms of the Indenture and of such Securities;

          (ii) such deposit shall not cause the Trustee with respect to the Securities of that series to have a conflicting interest for purposes of the Trust Indenture Act with respect to the Securities of any series;

          (iii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound, other than a default arising as a result of Liens incurred on the stock of any subsidiary of the Company to secure borrowings providing funds for the deposit referred to in subparagraph (1) of this Section;

          (iv) if the deposit referred to in subparagraph (1) of this section is to be made on or prior to one year from the Stated Maturity for payment of principal of the Outstanding Securities, the Company has delivered to the Trustee an Opinion of Counsel with no material qualifications or a favorable ruling of the Internal Revenue Service, in either case to the effect that Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred; and

          (v) the Company has delivered to the Trustee an Officers' Certificate (upon which the Trustee may conclusively rely) stating that all conditions precedent herein provided for relating to the defeasance contemplated by this section have been complied with.

SECTION 405. Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Sections 401, 403 or 404 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities of the applicable series shall be revived and reinstated as though no deposit had occurred pursuant to Sections 401, 403 or 404, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Sections 401, 403 or 404; provided that, if the Company has made any payment of principal of or interest on the Securities of any series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501. Events of Default.

          "EVENT OF DEFAULT" (except as otherwise specified or contemplated by Section 301 for Securities of any series) wherever used herein with respect to Securities of any series, means any one of the following events:

          (1) default in the payment of any interest upon any Security of that series or any Additional Amounts payable with respect thereto, when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of (or premium, if any, on) any Security of that series, or any Additional Amounts payable with respect thereto, at its Maturity; or

          (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

          (4) default in the performance, or breach, of any covenant of the Company in this Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than that series) and continuance of such default or breach for a period of 60 days after there has been given by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (5) the commencement by the Company of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to have a case commenced against it or to seek an order for relief under any applicable bankruptcy, insolvency or other similar law or the taking of corporate action by the Company in furtherance of any such action; or

          (6) any other Event of Default expressly provided with respect to Securities of that series.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

          If an Event of Default (other than with respect to an Event of Default under clause (5) of Section 501) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

          In the case of an Event of Default of the type set forth in clause (5) of Section 501, which occurs and is continuing with respect to Securities of any series at the time Outstanding, then all unpaid principal of, accrued interest and any Additional Amounts on all such Outstanding Securities of that series shall become immediately due and payable without any notice or other action on the part of the Trustee or the Holders of any Securities of such series.

          At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue interest on all Securities of that series,

               (B) the principal of (and premium, if any, on) and any Additional Amounts payable with respect to any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

               (D) all sums paid or advanced by the Trustee and any predecessor Trustee hereunder and all sums due the Trustee and any predecessor Trustee under Section 607;

     and

          (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

          The Company covenants that if

          (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) and any Additional Amounts payable, with respect to any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any), interest including interest on any overdue principal (and premium, if any) and on any overdue interest, and any Additional Amounts, at the rate or rates prescribed therefor in such Securities, to the extent that payment of such interest (or premium, if any) shall be legally enforceable, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including all amounts due the Trustee and any predecessor Trustee under Section 607.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

          If any Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, interest and Additional Amounts if any, shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid, and any Additional Amounts, in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any), interest or any Additional Amounts upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee and each predecessor Trustee under Section 607;

          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any), interest and any Additional Amounts on the Securities in respect of which or for the benefit of which such money has been collected ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any), interest and any Additional Amounts respectively; and

     THIRD: To the Company.

SECTION 507. Limitation on Suits.

          No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and,

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium, Interest and Additional Amounts.

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any), (subject to Section
307) interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and any Additional Amounts, and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

          The Holders of a majority in principal amount of the Outstanding Securities of any series (or if more than one series is affected thereby, of all series so affected, voting as a single class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture, expose the Trustee to personal liability or be unduly prejudicial to Holders not joining therein, and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513. Waiver of Past Defaults.

          Subject to Section 502, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

          (1) in the payment of the principal of (or premium, if any), interest or any Additional Amounts on any Security of such series, or

          (2) in respect of a covenant or provision hereof which under this Article cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. Undertaking for Costs.

          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any), interest or any Additional Amounts on any Securities on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date). This Section shall be in lieu of Section 315(e) of the Trust Indenture Act and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

SECTION 515. Waiver of Stay or Extension Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX

                                   THE TRUSTEE

SECTION 601. Certain Duties and Responsibilities.

          (a) Except during the continuance of an Event of Default with respect to the Securities of any series,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to such series, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

          (b) In case an Event of Default has occurred with respect to Securities of any series and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such series of Securities, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent or bad faith action, its own negligent or bad faith failure to act, or its own willful misconduct, except that

          (1) this subsection shall not be construed to limit the effect of Subsection (a) of this Section;

          (2) the Trustee shall not be liable for any error or judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided in Section 512, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602. Notice of Defaults.

          Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any), interest or any Additional Amounts, on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 603. Certain Rights of Trustee.

          Subject to the provisions of Section 601:

          (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any Board Resolution, resolution, Officers' Certificate, certificate, statement, instrument, Opinion of Counsel, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder, in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) the Trustee shall not be charged with knowledge of any default or Event of Default with respect to any Securities (other than with respect to an Event of Default described in clause (1), (2) or (3) of Section 501) unless either (1) a Responsible Officer shall have actual knowledge of such default or Event of Default or (2) written notice of such default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Securities; and

          (i) the permissive rights of the Trustee enumerated herein shall not be construed as duties.

          (j) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

          (k) The rights, privileges, benefits and indemnities given to the Trustee are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder.

SECTION 604. Not Responsible for Recitals or Issuance of Securities.

          The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof:

SECTION 605. May Hold Securities.

          The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 612, may otherwise deal with, and collect obligations owed to it by, the Company with the same rights it would have if it were not Trustee; Paying Agent, Security Registrar or such other agent.

SECTION 606. Money Held in Trust.

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607. Compensation and Reimbursement.

          The Company agrees

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall have been caused by its own negligence or willful misconduct; and

          (3) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability, claim, damage or expense, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense is determined to have been caused by its own negligence or bad faith.

          To ensure the performance of the obligations of the Company under this Section, the Trustee shall have a senior claim to which the Securities are hereby made subordinate upon all property and funds held or collected by the Trustee as such, except property and funds held in trust for the payment of principal of, premium, if any, interest or any Additional Amounts, on particular Securities.

          If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (5) of Section the expenses and compensation for the services will be intended to constitute expenses of administration under any applicable bankruptcy law for relief of debtors.

          The provisions of this Section shall survive the resignation or removal of the Trustee and the termination of this Indenture.

SECTION 608. Disqualification; Conflicting Interests.

          The Trustee shall comply with the terms of Section 310(b) of the Trust Indenture Act.

SECTION 609. Corporate Trustee Required; Eligibility.

          There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers having (or, in the case of the subsidiary of a bank holding company that guarantees the obligations of the Trustee under this Indenture, such holding company's parent shall have) a combined capital and surplus of at least $50,000,000 subject to supervision or examination by Federal or State authority. If such corporation or holding company parent publishes reports of condition at least annually, pursuant to law or the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or holding company parent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610. Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

          (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the first sentence of this subsection may be combined with the instrument called for by Section 611.

          (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by
Section 611 shall not have been delivered to the Trustee within 30 days after such removal, the removed Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

          (d) If at any time:

          (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

          (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611. Acceptance of Appointment by Successor.

          (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

          (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

          (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

          (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

          (e) If the instrument of acceptance by a successor Trustee required by
Section 611 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation; the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613. Preferential Collection of Claims Against Company.

          If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). A trustee who has resigned or been removed shall be subject to the Trust Indenture Act Section 311 (a) to the extent provided therein.

                                 ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Company to Furnish Trustee Names and Addresses of Holders.

          The Company will furnish or cause to be furnished to the Trustee with respect to the Securities of each series:

          (a) semi-annually, not more than fifteen days after each Regular Record Date, or, in the case of any series of Securities on which semi-annual interest is not payable, not more than fifteen days after such semi-annual dates as may be specified by the Trustee, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date or such semi-annual date, as the case may be, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee is the Security Registrar, no such list need be furnished.

SECTION 702. Preservation of Information; Communications to Holders.

          The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee.

The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

SECTION 703. Reports by Trustee.

          (a) Within 60 days after May 15 of each year commencing with the first May 15 following the date of this Indenture, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of such May 15, to the extent required by Section 313(a) of the Trust Indenture Act.

          (b) The Trustee shall comply with Sections 313(b), 313(c) and 313(d) of the Trust Indenture Act.

          (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

SECTION 704. Reports by Company.

          The Company shall:

          (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; and

          (2) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee shall be entitled to rely exclusively on Officers' Certificates).

                                  ARTICLE EIGHT

                              SUCCESSOR CORPORATION

SECTION 801. When Company May Merge or Transfer Assets.

          The Company may not consolidate or amalgamate with or merge with or into any other Person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any Person, or permit any Person to consolidate with or merge into the Company, unless:

          (1) either (a) the Company shall be the surviving Person or (b) the surviving Person (if other than the Company) shall (i) be a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof, the District of Columbia, or Bermuda and (ii) expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

          (2) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

          (3) the Company shall have delivered to the Trustee an Officers' Certificate stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section and that all conditions precedent herein provided for relating to such transaction have been satisfied.

          The surviving Person of such transaction shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to
Section 903, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

                                  ARTICLE NINE

                      AMENDMENTS & SUPPLEMENTAL INDENTURES

SECTION 901. Amendments or Supplemental Indentures without Consent of Holders.

          The Company, when authorized by a Board Resolution; and the Trustee, at any time and from time to time, may amend or supplement this Indenture or the Securities without the consent of any Holder, so long as such changes (other than those in clauses (1) or (7) of this Section) do not materially and adversely affect the interests of the Holder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to make any modifications or amendments that do not, in the good faith opinion of the Company's Board of Directors and the Trustee, adversely affect the interests of the Holders in any material respect;

          (3) to provide for the assumption of the Company's obligations under this Indenture by a successor upon any merger, consolidation or asset transfer as permitted by and in compliance with Article Eight of this Indenture;

          (4) to provide any security for or guarantees of the Securities;

          (5) to add Events of Default with respect to the Securities; or

          (6) to add to the Company's covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company by this Indenture;

          (7) to make any change necessary to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act, provided that such modification or amendment does not, in the good faith opinion of the Company's Board of Directors and the Trustee, adversely affect the interests of the Holders of the Securities in any material respect; or

          (8) to provide for uncertificated Securities in addition to Certificated Securities; or

          (9) to add to or change any of the provisions of the indenture to such extent as will be necessary to permit or facilitate the issuance of the notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

          (10) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

          (11) to issue Securities and to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

          (12) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b).

SECTION 902. Amendments or Supplemental Indentures with Consent of Holders.

          With the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities of such series affected by such amendment or supplement at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend or supplement this Indenture or such series of Securities. However, without the consent of each Holder affected, an amendment to this Indenture or the Securities may not:

          (1) change the Stated Maturity of the principal of, or any premium on, any installment of interest or any Additional Amounts with respect to the Securities;

          (2) reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on the Securities or any premium payable upon the redemption thereof or otherwise change the redemption provisions thereof;

          (3) change the currency of payment of principal of, interest or any Additional Amounts on the Securities;

          (4) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities;

          (5) reduce the above-stated percentage of Holders of the Securities of any series necessary to modify or amend this Indenture; and

          (6) modify the foregoing requirements or reduce the percentage of Outstanding Securities necessary to waive any covenant or past default.

          It shall not be necessary for any Act of the Holders under this Section to approve the particular form of any proposed amendment or supplemental indenture, but it shall be sufficient if such Act approves the substance thereof.

          After an amendment or supplemental indenture under this Section becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment or supplemental indenture.

          An amendment or supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

SECTION 903. Execution of Supplemental Indentures.

          The Trustee shall sign any supplemental indenture authorized pursuant to this Article if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 601) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

SECTION 904. Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Act.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906. Reference in Securities to Supplemental Indentures.

          Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

                                  ARTICLE TEN

                                    COVENANTS

SECTION 1001. Payment of Principal, Premium, Interest and Additional Amounts.

          The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any), interest and any Additional Amounts, on the Securities of that series in accordance with the terms of the Securities and this Indenture. Payment of principal (and premium, if any), interest, if any, and any Additional Amounts, on the Securities may be made at the option of the Company, either by wire transfer or (subject to collection) by check mailed to the address of the Person entitled thereto at such address as shall appear in the Security Register or at the specified offices of any Paying Agent.

SECTION 1002. Maintenance of Office or Agency.

          The Company will maintain in The City of New York an office or agency where Securities of that series may be presented or surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company hereby initially appoints the Trustee its office or agency for each of said purposes. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003. Money or Securities; Payments to Be Held in Trust.

          If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any), interest or Additional Amounts, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum (in the currency in which the Securities of such series are payable) sufficient to pay the principal (and premium, if any), interest or Additional Amounts, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to the day that is one Business Day preceding each due date of the principal of (and premium, if any), interest or Additional Amounts, if any, on any Securities of that series, deposit with a Paying Agent a sum (in the currency in which the Securities of such series are payable) sufficient to pay the principal (and premium, if any), interest or Additional Amounts, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, interest and any Additional Amounts and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment on the principal of (and premium, if any), interest or Additional Amounts, if any, on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any), interest or Additional Amounts, if any, on the Securities of that series; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any), interest or Additional Amounts, if any, on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any), interest or Additional Amounts, if any, has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look, only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be mailed or published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City, County and State of New York, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          The Company shall have no obligation to make payment of principal of (or premium, if any), interest or Additional Amounts, if any, on any Security in immediately available funds, except that if the Company shall have received original payment for Securities in immediately available funds it shall make available immediately available funds for payment of the principal of such Securities.

SECTION 1004. Statement by Officers as to Default.

          The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a certificate of the principal executive officer, principal financial officer or principal accounting officer of the Company stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. The Company shall deliver to the Trustee, as soon as possible after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default.

SECTION 1005. Waiver of Certain Covenants.

          In respect of any series of Securities, the Company may omit in any particular instance to comply with any term, provision or condition included in an indenture supplemental hereto or established pursuant to a Board Resolution solely for the benefit of such series of Securities if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition, except to the extent so expressly waived, and until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article.

          Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified pursuant to Section 301 for Securities of any series) in accordance with this Article. In addition, unless expressly prohibited in an indenture supplement hereto or in the Authorizing Resolutions with respect to any series of Securities, the Company may purchase, acquire or otherwise hold Securities.

SECTION 1102. Election to Redeem; Notice to Trustee.

          The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 45 days (or such shorter period as may be agreed to by the Trustee) prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed, such notice to be accompanied by a written statement signed by an authorized officer of the Company stating that no defaults in the payment of interest or Events of Default with respect to the Securities of that series have occurred (which have not been waived or cured). In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee an Officers' Certificate evidencing compliance with such restriction.

SECTION 1103. Selection by Trustee of Securities to Be Redeemed.

          Other than as set forth in Section 1203, if less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days (or such shorter period as may be agreed to by the Trustee) prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, as follows:

          (1) if the Securities are listed at such time on a national securities exchange, either pro rata or by lot, or if such methods are not in compliance with the requirements of such exchange, in compliance with the requirements of such exchange, or

          (2) if the Securities are not so listed, either pro rata or by lot or by such method as the Trustee in its sole discretion shall deem fair and appropriate and which may provide for the selection or redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

          The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104. Notice of Redemption.

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice. Failure to give notice by mail, or any defect in the notice to any such Holder in respect of any Security, shall not affect the validity of the proceedings for the redemption of any other Security.

          All notices of redemption shall state:

          (1) the Redemption Date,

          (2) the Redemption Price and any accrued interest,

          (3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

          (4) that on the Redemption Date the Redemption Price and any accrued interest will become due and payable upon each such Security to be redeemed together with accrued interest thereon and, if applicable, that interest thereon will cease to accrue on and after said date,

          (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price and any accrued interest,

          (6) that the redemption is for a sinking fund, if such is the case, and

          (7) the CUSIP number and, if applicable, the ISIN number, of the Securities being redeemed.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1105. Deposit of Redemption Price.

          On or prior to the day that is one Business Day preceding any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the currency of the applicable series, in funds immediately available on the due date, sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1106. Securities Payable on Redemption Date.

          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified together with accrued interest thereon, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) and any Additional Amounts shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

          The Trustee shall not redeem any Securities of any series pursuant to this Article (unless all Outstanding Securities of such series are to be redeemed) or mail or give any notice of redemption of Securities during the continuance of an Event of Default hereunder known to the Trustee with respect to such series, except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys theretofore or thereafter received by the Trustee shall, during the continuance of such Event of Default, be deemed to have been collected under Article Five and held for the payment of all such Securities of such series. In case such Event of Default shall have been waived as provided in Section 513 or the default cured on or before the sixtieth day preceding the Redemption Date, such moneys shall thereafter be applied in accordance with the provisions of this Article.

SECTION 1107. Securities Redeemed in Part.

          Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                 ARTICLE TWELVE

                                  SINKING FUNDS

SECTION 1201. Applicability of Article.

          The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified pursuant to Section 301 for Securities of such series.

          The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 1202. Satisfaction of Sinking Fund Payments with Securities.

          The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 1203. Redemption of Securities for Sinking Fund.

          Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company (1) will deliver to the Trustee an Officers' Certificate (A) stating that no defaults in the payment of interest or Events of Default with respect to Securities of that series have occurred (which have not been waived or cured), (B) specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of Securities of that series,

(C) stating whether or not the Company intends to exercise its right, if any, to make an optional sinking fund payment with respect to such series on the next ensuing sinking fund payment date and, if so, specifying the amount of such optional sinking fund payment and (D) specifying the portion of such sinking fund payment, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202 and (2) will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities of such series to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in
Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1105, 1106 and 1107. Failure of the Company, on or before any such 60th day, to deliver such Officers' Certificate and Securities specified in this Section, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (a) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (b) that the Company will make no optional sinking fund payment with respect to Securities of such series as provided in this Article.

          The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default with respect to such series except that, where the mailing of notice of redemption of any Securities shall therefore have been made, the Trustee shall redeem or cause to be redeemed such Securities; provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article Five and held for the payment of all such Securities of such series. In case such Event of Default shall have been waived as provided in Section 513 or the default cured on or before the 60th day preceding the sinking fund payment date, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                           [Signature page to follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed the day and year first before written.

                                        ALLIED WORLD ASSURANCE COMPANY
                                        HOLDINGS, LTD


                                        By: /s/ Joan H. Dillard
                                            ------------------------------------
                                        Name: Joan Dillard
                                        Title: Chief Financial Officer


                                        THE BANK OF NEW YORK
                                        as Trustee


                                        By: /s/ Louis Young
                                            ------------------------------------
                                        Name: Louis P. Young
                                        Title: Vice President

                                                                    EXHIBIT 99.2

================================================================================

                  ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD,
                                   as Issuer,

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee

                                   ----------

                          FIRST SUPPLEMENTAL INDENTURE

                               Dated July 26, 2006

                                   ----------

                           7.50% Senior Notes due 2016

================================================================================

          INDENTURE, dated July 26, 2006 between Allied World Assurance Company Holdings, Ltd, a Bermuda company (herein called the "COMPANY"), having its principal office at 43 Victoria Street, Hamilton HM 12, Bermuda, and The Bank of New York, a New York banking corporation, as trustee hereunder (herein called the "TRUSTEE").

                             RECITALS OF THE COMPANY

          The Company and the Trustee entered into an Indenture dated July 26, 2006 (the "ORIGINAL INDENTURE"), pursuant to which senior unsecured debentures, notes or other evidences of indebtedness of the Company (the "SECURITIES"), which may be convertible into or exchangeable for any securities of any Person (including the Company), may be issued in one or more series from time to time.

          Section 301 of the Original Indenture permits the terms of any series of Securities to be established in an indenture supplemental to the Original Indenture.

          Section 901 of the Original Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of the Securities for certain purposes stated therein.

          The Company has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture in order to supplement the Original Indenture by, among other things, establishing certain terms of a series of Securities to be known as the Company's "7.50 % Senior Notes due 2016" (the "NOTES"), and adding certain provisions thereof for the benefit of the Holders of the Notes.

          The Company has furnished the Trustee with a duly authorized and executed Company Order dated July 26, 2006 authorizing the execution of this First Supplemental Indenture and the issuance of the Notes. Such Company Order is sometimes referred to herein as the "AUTHENTICATION ORDER."

          All things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid supplement to the Original Indenture have been done.

          NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Notes to be issued hereunder by Holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:

                                   ARTICLE ONE

                       DEFINITIONS AND OTHER PROVISIONS OF
                               GENERAL APPLICATION

SECTION 1.1. Definitions.

          The Original Indenture together with this First Supplemental Indenture are hereinafter sometimes collectively referred to as the "INDENTURE." For the avoidance of doubt, references to any "Section" of the "Indenture" refer to such Section of the Original Indenture as supplemented and amended by this First Supplemental Indenture. All capitalized terms which are used herein and not otherwise defined herein are defined in the Original Indenture and are used herein with the same meanings as in the Original Indenture. If a capitalized term is defined in the Original Indenture and this First Supplemental Indenture, the definition in this First Supplemental Indenture shall apply to the Notes.

          For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this article have the meanings assigned to them in this article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

          (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision; and

          (5) all references used herein to the male gender shall include the female gender.

          "INTEREST PAYMENT DATE" means, with respect to the Notes only, February 1 and August 1 of each year.

          "REGULAR RECORD DATE" means with respect to the Notes only, the close of business on January 15 and July 15, as the case may be, immediately preceding each Interest Payment Date.

                                  ARTICLE TWO

                                SECURITIES FORMS

SECTION 2.1. Creation of the Notes; Designations.

          In accordance with Section 301 of the Original Indenture, the Company hereby creates the Notes as a series of its Securities issued pursuant to the Indenture. The Notes shall be known and designated as the "7.50 % Senior Notes due 2016" of the Company.

SECTION 2.2. Forms Generally.

          The Notes and the Trustee's certificate of authentication shall be in the forms set forth in Exhibit I attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

          The Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their manual execution of such Notes.

SECTION 2.3. Ranking.

          The Notes will represent the Company's direct, unsecured and unsubordinated obligations and will rank equally with all of the Company's current and future unsecured and unsubordinated indebtedness.

                                 ARTICLE THREE

                    GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 3.1. Title and Terms of Notes.

          (a) The aggregate principal amount of Notes which shall be authenticated and delivered on July 26, 2006 (the "ISSUE DATE") under the Indenture shall be $500,000,000 (and which shall initially be in the form of a Global Security); provided, however, that the Company from time to time, without giving notice to or seeking the consent of the Holders of the Notes, may issue additional senior notes in any amount having the same ranking and the same interest rate, interest payment dates, maturity and other terms as the Notes, except for the issue price, the issue date and, in some cases, the first interest payment date; any additional senior notes having such similar terms shall be authenticated by the Trustee upon receipt of a Company Order to that effect, and when so authenticated, will constitute "Notes" for all purposes of the Indenture and will (together with all other Notes issued under the Indenture) constitute a single series of Securities under the Indenture. The Notes will be issued only in fully registered form without coupons in denominations of $1,000 and any whole multiple of $1,000.

          (b) The principal amount of the Notes is due and payable in full on August 1, 2016 unless earlier redeemed.

          (c) The Notes shall bear interest at the rate of 7.50% per annum (computed on the basis of a 360-day year comprised of twelve 30-day months) from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for to maturity or early redemption; and interest will be payable semi-annually in arrears on February 1 and August 1 of each year, commencing February 1, 2007 to the Persons in whose name such Notes were registered at the close of business on the preceding January 15 or July 15, respectively.

          (d) Principal of and interest on the Notes shall be payable in accordance with Sections 113, 307 and 1001 of the Original Indenture.

          (e) Other than as provided in Article Four of this First Supplemental Indenture, the Notes shall not be redeemable.

          (f) The Notes shall not be entitled to the benefits of a sinking fund.

          (g) The Notes shall not be convertible into any other securities.

          (h) Section 404 of the Original Indenture shall apply to the Notes.

          (i) The Company initially appoints the Trustee as Registrar and Paying Agent with respect to the Notes until such time as the Trustee has resigned or a successor has been appointed.

          (j) The Company shall pay principal of, premium, if any, and interest on the Notes in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

          (k) A Holder may transfer or exchange Notes only in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents. No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                                  ARTICLE FOUR

                                   REDEMPTION

SECTION 4.1. Optional Redemption.

          The Notes will be redeemable, in whole at any time or in part from time to time, at the Company's option, at a Redemption Price equal to accrued and unpaid interest on the principal amount being redeemed to the Redemption Date plus the greater of: (A) 100% of the principal amount of the Notes to be redeemed, and (B) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 40 basis points. Interest on the Notes for which the Redemption Date is after a Regular Record Date and before the following Interest Payment Date, shall be payable to the Holder of such Notes at the close of business on the Regular Record Date.

SECTION 4.2. Optional Redemption Definitions.

          As used in this Article Four, the following terms shall have the respective meanings set forth below:

          "TREASURY RATE" means, for any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date.

          "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of such Notes.

          "INDEPENDENT INVESTMENT BANKER" means one of the Reference Treasury Dealers or such other firm appointed by the Company after consultation with the Trustee.

          "COMPARABLE TREASURY PRICE" means, for any Redemption Date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding the Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or
(2) if that release (or any successor release) is not published or does not contain those prices on that business day, (A) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations for that Redemption Date, or (B) if the Company obtains fewer than four Reference Treasury Dealer Quotations, the average of all the Reference Treasury Dealer Quotations obtained.

          "REFERENCE TREASURY DEALER QUOTATIONS" means, for each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the Redemption Date for the Notes being redeemed.

          "REFERENCE TREASURY DEALER" means (1) each of Goldman, Sachs & Co. and Banc of America Securities LLC and, in each case, their respective successors; provided, however, that if either of them ceases to be a primary U.S. Government securities dealer in New York City, the Company will appoint another primary U.S. Government securities dealer as a substitute and (2) any other U.S. Government securities dealers selected by the Company.

SECTION 4.3. Optional Redemption Procedures.

          The provisions of Article Eleven of the Original Indenture shall apply in the case of a redemption pursuant to this Article Four.

                                  ARTICLE FIVE

                                    COVENANTS

SECTION 5.1 Covenants.

          (a) The Notes shall be entitled to the benefit of each of the covenants in Article Ten of the Original Indenture and the following additional covenants (which shall be deemed to be provisions of the Original Indenture and made subject to the provisions of Section 1006 of the Original Indenture and, when referred to as a provision of the Original Indenture, shall be identified by reference to the Section number that is set forth immediately preceding the covenant):

"SECTION 1007. Payment of Additional Amounts.

          The Company shall make all payments of principal, premium, if any, interest and any other amounts on, or in respect of, the Notes without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature with respect to payments made by Allied World Assurance Company Holdings, Ltd imposed or levied by or on behalf of Bermuda or any other jurisdiction in which the Company is organized or otherwise considered to be a resident for tax purposes or any other jurisdiction from which or through which a payment on the Notes is made by Allied World Assurance Company Holdings, Ltd (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted at source by (a) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (b) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the Company shall, subject to certain limitations and exceptions described below, pay to the recipient of any payment described in the preceding sentence as may be necessary so that every net payment of principal, premium, if any, interest or Additional Amounts, if any, or any other amount made to such person, after the withholding or deduction (including any such withholding or deduction from such Additional Amounts), will not be less than the amount provided for in such Note or in this Indenture to be then due and payable.

The Company shall not be required to pay any Additional Amounts for or on account of:

          (i) any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such recipient or a note Holder:

     1. was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such Note,

     2. presented, where presentation is required, such Note for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such note could not have been presented for payment elsewhere, or

     3. presented, where presentation is required, such Note for payment more than 30 days after the date on which the payment in respect of such Note became due and payable or provided for, whichever is later, except to the extent that the recipient or Holder would have been entitled to such Additional Amounts if it had presented such note for payment on any day within that 30-day period;

          (ii) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

          (iii) any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by such recipient or the Holder of such Note to comply with any reasonable request by us addressed to the holder within 90 days of such request, or, if earlier, by such due date as provided by applicable law:

     1. to provide information concerning the nationality, residence or identity of such recipient or the Holder; or

     2. to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

          (iv) any withholding or deduction required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or

          (v) any combination of items (1), (2), (3) and (4).

          In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such note to any holder who is a fiduciary, partnership, limited liability company that is fiscally transparent, other fiscally transparent entity or other than the sole beneficial owner of such note to the extent such beneficial owner, settlor with respect to such fiduciary, partner of such partnership, member of such limited liability company or owner of such fiscally transparent entity would not have been entitled to such additional amounts had it been the holder of the note. Moreover, Allied World Assurance Company Holdings, Ltd shall not provide any indemnification to the extent that any fiduciary, partnership, limited liability company treated as fiscally transparent, other fiscally transparent entity or other than the sole beneficial owner of such note fails to withhold or deduct any amounts so required by any relevant taxing jurisdiction.

SECTION 1008. Redemption for Tax Purposes.

          The Company may redeem the Notes at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and Additional Amounts, if any, to the date fixed for redemption, at any time the Company receives an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any Taxing Jurisdiction (or of any political subdivision or taxation authority affecting taxation) or any change in the application or official interpretation of such laws, treaties regulations or rulings, or (2) any action taken by a taxing authority of Bermuda or any Taxing Jurisdiction (or any political subdivision or taxing authority affecting taxation) which action is generally applied or is taken with respect to the Company, or (3) a decision rendered by a court of competent jurisdiction in Bermuda or any Taxing Jurisdiction (or any political subdivision) whether or not such decision was rendered with respect to the Company, there is a substantial probability that the Company will be required as of the next interest payment date or maturity date to pay Additional Amounts with respect to the Notes as provided in Section 1007 above, and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If the Company elects to redeem the Notes under this provision, the Issuer will give written notice of such election to the Trustee and the Holders of the Notes. Interest on the Notes will cease to accrue unless the Issuer defaults in the payment of the redemption price.

SECTION 1009. Limitation on Liens on Stock of Designated Subsidiaries.

          The Company shall not, and shall not permit any Designated Subsidiary to, create, assume, incur or guarantee any indebtedness for money borrowed that is evidenced by notes, debentures, bonds or similar negotiable instruments, if such indebtedness is secured by any Lien upon any shares of Capital Stock of any Designated Subsidiary (whether such shares of stock are now owned or hereafter acquired) without providing concurrently for the Securities to be secured equally and ratably with such indebtedness (it being understood that such security interest in favor of the Holders shall be automatically released if the Liens securing the other indebtedness are for any reason released) for at least the time period such other indebtedness is so secured.

SECTION 1010. Limitation on the Disposition of Stock of Designated Subsidiaries.

          The Company shall not sell, transfer or otherwise dispose of any shares of Capital Stock of a Designated Subsidiary, and the Company shall not permit any Subsidiary to sell, transfer or otherwise dispose of any shares of Capital Stock of any Designated Subsidiary, and the Company shall not permit any Designated Subsidiary to issue (other than to the Company or its Subsidiaries) any Capital Stock of any Designated Subsidiary, unless such Capital Stock is disposed of or issued, as the case may be, for consideration which is at least equal to the fair market value of the Capital Stock so disposed of or issued, as the case may be, as set forth or stated in a Board Resolution adopted in good faith. The foregoing shall not apply to (i) the sale, transfer, disposition or issuance of directors' qualifying shares or similar securities; (ii) any issuance or disposition of securities required by any law, regulation or order of any governmental or insurance regulatory authority; or (iii) sales or transfers to us or to other Designated Subsidiaries."

     (b) For purposes only of the Notes and Sections 1009 and 1010 above, the following terms shall have the following meanings:

          "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including preferred stock, in each case, which are entitled to vote in the election of directors, member or general partners or other similar managing body, as applicable, but excluding any debt securities convertible into or other securities convertible into such equity; provided, however that preferred shares or other similar securities issued in the ordinary course of business by any of the Company's Subsidiaries in connection with their "rent-a-captive" business shall not be deemed capital stock for purposes of the covenants described herein.

          "DESIGNATED SUBSIDIARY" means any present or future consolidated Subsidiary of the Company, the assets of which constitute at least 20% of the Company's consolidated assets; provided, however, that (i) in the event Liens of the type described in Section 1009 are placed on the Capital Stock of more than one of the Company's Subsidiaries in one transaction or in a series of related transactions and such Subsidiaries, when taken together as a whole, constitute at least 20% of the Company's consolidated assets, each such Subsidiary shall be deemed to be a "Designated Subsidiary" for purposes such transaction or transactions, as the case may be, and (ii) in the event of a sale, transfer or other disposition of the type described in Section 1010 above of any shares of Capital Stock of more than one of the Company's Subsidiaries in one transaction or in a series of related transactions and such Subsidiaries, when taken together as a whole, constitute at least 20% of the Company's consolidated assets, each such Subsidiary shall be deemed to be a "Designated Subsidiary" for purposes of such transaction or transactions, as the case may be.

                                   ARTICLE SIX

                                EVENTS OF DEFAULT

SECTION 6.1 Events of Default.

          The Note shall be entitled to the benefit of each of the events of default in Article 5 of the Original Indenture and the following additional events of default (which shall be deemed to be provisions of the Original Indenture and, when referred to as a provision of the Original Indenture, shall be identified by reference to the Section number that is set forth immediately preceding the event of default):

     "7. Default by the Company or any Designated Subsidiary in the payment when due of the principal or premium, if any, of any bond, debenture, note or other evidence of indebtedness (other than Securities), in each case for money borrowed, or in the payment of principal or premium, if any, under any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed, which default for payment of principal or premium, if any, is in an aggregate amount exceeding $50.0 million, if such default shall continue unremedied or unwaived for more than 30 days after the expiration of any grace period or extension of the time for payment applicable thereto; or

     8. Default by the Company or any Designated Subsidiary under any instrument or instruments under which there is or may be secured or evidenced any of its indebtedness (other than Securities) having an outstanding principal amount of $50.0 million or more, individually or in the aggregate, that has caused the holders thereof to declare such indebtedness to be due and payable prior to its stated maturity, unless such declaration has been rescinded or cured within 30 days; or

     9. Failure within 60 days to pay, bond or otherwise discharge any uninsured judgment against the Company or court order for the payment of money by the Company, in each case, in excess of $50.0 million, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;"

                                  ARTICLE SEVEN

                                  MISCELLANEOUS

SECTION 7.1 Effect of First Supplemental Indenture.

     1. This First Supplemental Indenture is a supplemental indenture within the meaning of Section 901 of the Original Indenture, and the Original Indenture shall be read together with this First Supplemental Indenture and shall have the same effect over the Notes, in the same manner as if the provisions of the Original Indenture and this First Supplemental Indenture were contained in the same instrument.

     2. In all other respects, the Original Indenture is confirmed by the parties hereto as supplemented by the terms of this First Supplemental Indenture.

SECTION 7.2 Effect of Headings.

          The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 7.3 Successors and Assigns.

          All covenants and agreements in this First Supplemental Indenture by the Company, the Trustee and the Holders shall bind their successors and assigns, whether so expressed or not.

SECTION 7.4 Severability Clause.

          In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 7.5 Benefits of First Supplemental Indenture.

          Nothing in this First Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

SECTION 7.6 Conflict.

          In the event that there is a conflict or inconsistency between the Original Indenture and this First Supplemental Indenture, the provisions of this First Supplemental Indenture shall control; provided, however, if any provision hereof limits, qualifies or conflicts with another provision herein or in the Original Indenture, in either case, which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.

SECTION 7.7 Governing Law.

          THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.8 Trustee.

          The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                           [Signature page to follow]

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed on the date and year first written above.

                                        ALLIED WORLD ASSURANCE COMPANY
                                        HOLDINGS, LTD


                                        By: /s/ Joan H. Dillard
                                            ------------------------------------
                                        Name: Joan Dillard
                                        Title: Chief Financial Officer


                                        THE BANK OF NEW YORK,
                                           as Trustee


                                        By: /s/ Louis Young
                                            ------------------------------------
                                        Name: Louis P. Young
                                        Title: Vice President

                                                                       EXHIBIT I

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (II) BY A NOMINEE OF THE DEPOSITARY OR THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

                           7.50% SENIOR NOTE DUE 2016

No.
$500,000,000

                                                             CUSIP No. 01959EAA6

          ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD, a Bermuda company, for value received, promises to pay to _______________________, or registered assigns, the principal sum of _____________________ United States Dollars (US$________) on August 1, 2016.

          Interest Payment Dates: February 1 and August 1.

          Regular Record Dates: January 15 and July 15.

          Additional provisions of this Note are set forth on the other side of this Note.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        ALLIED WORLD ASSURANCE COMPANY
                                        HOLDINGS, LTD


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:


                                        THE BANK OF NEW YORK
                                           as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                (Reverse of Note)

                           7.50% Senior Note due 2016

1. Interest

          Allied World Assurance Company Holdings, Ltd, a Bermuda company (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "COMPANY"), for value received, promises to pay interest on the principal amount of this Note (the "NOTE") at the rate of 7.50% per annum. The Company shall pay interest semi-annually on February 1 and August 1 of each year, commencing February 1, 2007. Interest on the Note shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from July 26, 2006 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Note, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

          The Company shall pay interest on the Note (except defaulted interest, which shall be paid pursuant to Section 307 of the Original Indenture) to the Persons who are registered Holders at the close of business on the January 15 or July 15 next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date. The Company shall pay principal, premium, if any, interest, and any Additional Amounts, in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payment of principal (and premium, if any), interest, and any Additional Amounts, in respect of Notes represented by a Global Security will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Payments of principal (and premium, if any), interest, and Additional Amounts, in respect of a certificated Note may be made, at the option of the Company, either by wire transfer in immediately available funds to the accounts specified by registered Holders as of the relevant record dates or (subject to collection) by check mailed to the address of the registered Holders as of the relevant record dates or at the specified offices of any Paying Agent. Payment of principal in respect of a certificated Note will only be made against presentation and, provided that payment is made in full, surrender of the appropriate certificate at the specified offices of any Paying Agent.

3. Paying Agent and Registrar

          Initially, The Bank of New York, a New York banking corporation (the "TRUSTEE"), will act as Paying Agent and Registrar with respect to the Notes. The Company may appoint and change any Paying Agent or Registrar without notice. The Company may act as Paying Agent or Registrar.

4. Indenture

          The Company issued the Notes under an Indenture dated as of July 26, 2006 between the Company and the Trustee (the "ORIGINAL INDENTURE"), as supplemented by a First Supplemental Indenture dated July 26, 2006, between the Company and the Trustee, which collectively constitutes the indenture governing the Securities (the "INDENTURE"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). The Notes include all terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms and provisions. This security is one of a series of securities designated as the 7.50% Senior Notes due 2016 of the Company (the "NOTES"). Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

          The aggregate principal amount at maturity of the Notes which may be authenticated and delivered under the Indenture shall be unlimited. In addition, the aggregate principal amount of Securities of any class or series which may be authenticated and delivered under the Indenture shall be unlimited, provided that such Securities shall rank equally with the Notes.

5. Certain Covenants

          The Indenture imposes certain limitations on the ability of each of the Company and the Designated Subsidiaries to, among other things, create or incur Liens and to sell or otherwise dispose of Designated Subsidiaries. The Indenture also imposes limitations on the ability of the Company to consolidate or amalgamate with or merge into any other Person or convey, transfer, sell or lease its property or assets substantially as an entirety to any Person.

6. Optional Redemption

          The Notes will be redeemable, in whole at any time or in part from time to time, at the Company's option, at a Redemption Price equal to accrued and unpaid interest on the principal amount being redeemed to the Redemption Date plus the greater of: (A) 100% of the principal amount of the Notes to be redeemed, and (B) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 40 basis points. Interest on the Notes for which the Redemption Date is after a Regular Record Date and before the following Interest Payment Date, shall be payable to the Holder of such Notes at the close of business on the Regular Record Date.

          As used in this Section 6, the following terms shall have the respective meanings set forth below:

          "TREASURY RATE" means, for any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date.

          "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of such Notes.

          "INDEPENDENT INVESTMENT BANKER" means one of the Reference Treasury Dealers appointed by the Company after consultation with the Trustee.

          "COMPARABLE TREASURY PRICE" means, for any Redemption Date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding the Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or
(2) if that release (or any successor release) is not published or does not contain those prices on that business day, (A) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations for that Redemption Date, or (B) if the Company obtains fewer than four Reference Treasury Dealer Quotations, the average of all the Reference Treasury Dealer Quotations obtained.

          "REFERENCE TREASURY DEALER QUOTATIONS" means, for each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the Redemption Date for the Notes being redeemed.

          "REFERENCE TREASURY DEALER" means (1) each of Goldman, Sachs & Co. and Banc of America Securities LLC and, in each case, their respective successors; provided, however, that if either of them ceases to be a primary U.S. Government securities dealer in New York City, the Company will appoint another primary U.S. Government securities dealer as a substitute and (2) any other U.S. Government securities dealers selected by the Company.

          The provisions of Article Eleven of the Original Indenture shall apply in the case of a redemption pursuant to this Section 6.

7. Sinking Fund

          The Notes will not be entitled to the benefit of any mandatory redemption or sinking fund.

8. Notice of Redemption

          Notice of redemption will be mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the Redemption Price of and accrued and unpaid interest, including premium, if any, on all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

9. Redemption for Tax Purposes

          The Indenture contains provisions for redemption of the Notes for tax purposes in whole but not in part at the option of the Company.

10. Denominations: Transfer, Exchange

          The Notes are in fully registered form without coupons in denominations of $1,000 and any whole multiple of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents. No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith permitted by the Indenture.

11. Persons Deemed Owners

          The registered Holder of this Note may be treated as the owner of it for all purposes.

12. Discharge and Defeasance

          Subject to certain conditions and limitations set forth in the Indenture, the Company may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest, on, the Notes to redemption or maturity, as the case may be.

13. Modification and Waiver

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the terms of the Notes may be amended with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the Outstanding Securities of such series affected. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes, so long as such changes do not materially and adversely affect the interests of the Holder, (a) to cure any ambiguity, omission, defect or inconsistency; (b) to make any change that does not adversely affect the rights of any Holder in any material respect; (c) to provide for successors to the Company; (d) to provide any security for or guarantees of the Notes; (e) to add Events of Default with respect to the Notes; (f) to add additional covenants or to surrender any right or power conferred upon the Company by the Indenture;
(g) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; (h) to provide for uncertificated Notes in addition to certificated Notes; (i) to change or eliminate any of the provisions of the Indenture, provided that such change or elimination shall become effective only when there are no securities of a prior series outstanding that are entitled to the benefit of such provision; (j) to establish the form or terms of securities as permitted by the Indenture; and (k) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Notes of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the Indenture.

14. Defaults and Remedies

          If an Event of Default, other than an Event of Default described in
Section 501(5) of the Original Indenture, with respect to the Notes shall have occurred and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by the Holders of the Notes), will be entitled to declare all unpaid principal of and accrued interest on the Notes then Outstanding to be due and payable immediately. In the case of an Event of Default described in Section 501(5) of the Original Indenture, all unpaid principal of and accrued interest on all Notes then outstanding shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of any Notes. Such declaration of acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of, premium, if any, interest on the Notes) may be waived by the Holders of a majority in principal amount of the Notes then outstanding upon the conditions provided in the Indenture.

15. Trustee Dealings with the Company

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and, subject to the Indenture, may otherwise deal with the Company with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

          No incorporator, shareholder, officer or director, as such, of the Company shall have any liability for any obligations, covenants or agreements of the Company under the Notes or the Indenture or for any claim based thereon or otherwise in respect thereof. By accepting a Note, each Holder expressly waives and releases all such liability. The waiver and release are a condition of, and part of the consideration for, the execution of the Indenture and the issuance of the Notes.

17. Authentication

          This Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the other side of this Note.

18. Abbreviations

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/W/A (=Uniform Gift to Minors
Act).

19. Governing Law

          THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

20. CUSIP Number

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused the CUSIP number to be printed on this Note and has directed the Trustee to use the CUSIP number in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such number either as printed on this Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture and a copy of this Note.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Security to

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

________________________________________________________________________________
                  (Insert assignee's soc. sec. of tax I.D. No.)

and irrevocably appoint _____________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________


Date:                                   Your Signature:
      ------------------                                ------------------------

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The initial principal amount of this Global Security is $___________. The following increases or decreases in this Global Security have been made:

                                                          Principal amount
                                    Amount of increase     of this Global         Signature of
           Amount of decrease in   in Principal Amount   Security following   authorized signatory
 Date of    Principal Amount of       of this Global      such decrease or        of Trustee or
Exchange    this Global Security         Security             increase        Securities Custodian
--------   ---------------------   -------------------   ------------------   --------------------
